SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2004

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                           Wireless HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-43142
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)



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Item 5.   Other Events

          Research In Motion Limited (NASDAQ:RIMM; TSX:RIM) announced a
          2-for-1 stock split on its common stock payable on June 4, 2004 to shareholders of record as of May 27, 2004. Effective June 10, 2004 the share amount of Research In Motion Limited represented by a round lot of 100 Wireless HOLDRS was 4.

          Shares of Sprint Corporation--PCS Group (NYSE:PCS) were previously included in Wireless HOLDRS and were traded, along with shares of Sprint Corporation--FON Group (NYSE:FON) as tracking stocks. As a result of a reclassification of shares, effective April 23, 2004, the PCS tracking stock was eliminated and each share of PCS common stock was automatically converted into .50 shares of FON common stock. Effective April 26, 2004 the share amount of Sprint Corporation (in the form of Sprint Corporation--FON Group shares) represented by a round lot of 100 Wireless HOLDRS was 10.5.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               99.1 Wireless HOLDRS Trust Prospectus Supplement dated June 30, 2004 to Prospectus dated July 11, 2003.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


Date:  August 6, 2004                    By:   /s/ MITCHELL M. COX
                                               -------------------
                                               Name:  Mitchell M. Cox
                                               Title: Attorney-in-Fact



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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Wireless HOLDRS Trust Prospectus Supplement dated June 30, 2004 to Prospectus dated July 11, 2003.




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